Exhibit 16.1

October 6, 2020

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	iFresh Inc.
File No. 0001681941

Dear Sir or Madam:

We have read Form 8-K dated October 6, 2020 of iFresh Inc. (“Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Form 8-K.

/s/ Friedman LLP

New York, New York